UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2009

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2009 (the “Effective Date”), GenCorp Inc. (the “Company”) entered into the First Amendment and Consent to Credit Agreement (the “Amendment”) to the Company’s existing Amended and Restated Credit Agreement (the “Credit Agreement”), originally entered into as of June 21, 2007, by and among the Company, as borrower, the subsidiaries of the Company from time to time party thereto, as guarantors, the lenders from time to time party thereto (the “Lenders”) and Wachovia Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).  Snappon SA, a French subsidiary of the Company (“Snappon”), that is neither a Credit Party nor Significant Subsidiary under the Credit Agreement and has no operations, has had legal judgments rendered against it under French law, aggregating approximately $4.0 million related to wrongful discharge claims by certain former employees of Snappon.  The Amendment provides for, among other things, the consent of the Required Lenders (as defined therein) in order to allow Snappon to commence voluntary bankruptcy, insolvency or similar proceedings or to allow for an involuntary bankruptcy, insolvency or similar proceedings against Snappon.

Under the Amendment, the Required Lenders agreed (i) that an event of default will not be triggered with respect to the legal judgments rendered against Snappon, unless the judgments equal or exceed $10.0 million and shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof and (ii) to consent to the commencement of voluntary or involuntary bankruptcy, insolvency or similar proceedings with respect to Snappon and that any such proceeding would not constitute an Event of Default under the Credit Agreement.  Additionally, the Company agreed to temporarily reduce its borrowing availability under the Revolving Loan (as defined therein) from $80.0 million to $60.0 million commencing on the Effective Date and ending on the earlier of (i) the date on which an amendment that permits the renewal, refinancing or extension of the 4.00% Convertible Notes (as defined therein) has been approved by the Required Lenders and (ii) the date on which the Company redeems the 4.00% Convertible Notes in accordance with the terms of the Credit Agreement.

A copy of the Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
First Amendment and Consent to Credit Agreement, dated as of May 1, 2009, by and among, GenCorp Inc., as borrower, the subsidiaries of the Borrower from time to time party thereto, as guarantors, the lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2009	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1
First Amendment and Consent to Credit Agreement, dated as of May 1, 2009, by and among, GenCorp Inc., as borrower, the subsidiaries of the Borrower from time to time party thereto, as guarantors, the lenders from time to time party thereto and Wachovia Bank, National Association, as administrative agent for the lenders.